UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 28, 2019

C&J Energy Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38023	81-4808566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3990 Rogerdale Rd.
Houston, Texas 77042
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (713) 325-6000
N/A
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Common stock, Par value $0.01 per share	CJ	The New York Stock Exchange
(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On Friday, June 28, 2019, the Board of Directors (the “Board”) of C&J Energy Services, Inc. (the “Company”) increased the size of the Board from seven members to eight members and appointed Amy Nelson to the newly created vacant seat, such appointment to be effective July 1, 2019. Ms. Nelson will serve as a member of the Board as a Class I Director, and hold such office until such time as all Class I Directors are subject to election at the 2021 annual meeting of stockholders of the Company or until the time that her successor is chosen and qualified or her death, resignation or removal.
Amy H. Nelson, 50, is the president of Greenridge Advisors, LLC, which she founded in 2007 as an energy services and equipment consulting firm focused on the development, execution, and financing of growth strategies. Ms. Nelson advises her clients on strategy development, capital allocation, acquisition evaluation and infrastructure development. Her clients span a broad range of oilfield service, product and geographic markets. Ms. Nelson has been a member of Apache Corporation’s board of directors since 2014, including service on its audit committee and nominating and governance committee.
From 2000 to 2007, Ms. Nelson served as a vice president of SCF Partners, an oilfield service and equipment-focused private equity firm, where she concentrated on investment strategy, investment execution and portfolio company management. From 1992 to 1998, Ms. Nelson worked for Amoco Production Company in planning, project management and engineering roles. She received a B.S. in Mechanical Engineering and B.A. in Economics from Rice University and an MBA with Distinction from Harvard University.
Ms. Nelson’s experiences have provided her with valuable insight into company strategy, capital allocation, and the assessment and management of risks faced by oilfield service companies, and her strategic focus and extensive experience, knowledge and passion for our industry reinforces why she will be an outstanding addition to the C&J Board.
For her service to the Board in 2019, Ms. Nelson will receive: (i) cash compensation in the amount of $43,750, representing a pro-rated amount of the cash compensation portion of the 2019 director compensation program; and (ii) the grant of a restricted stock award, subject to a one-year cliff vesting period, under the Company’s 2017 Management Incentive Plan, with a grant date of July 1, 2019, in the amount of $135,000.

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&J ENERGY SERVICES, INC.
July 1, 2019
	By:	/s/ Danielle Hunter
	Name:	Danielle Hunter
	Title:	Executive Vice President, General Counsel,
Chief Risk and Compliance Officer and
Corporate Secretary

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